SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                  PRE-EFFECTIVE     AMENDMENT NO. 5      TO
                       FORM SB-2 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933


                               Zurickirch Corp.
                (Name of small business issuer in its charter)
                          -------------------------
                                  333-42936
                            Commission File Number

       Nevada                        5961                    87-0631750
(State or jurisdiction of      (Primary Standard          (I.R.S. Employer
incorporation or organization)    Industrial           Identification Number)
                                 Classification
                                  Code Number)

                   3960 Howard Hughes Parkway, Fifth Floor
                                Las Vegas, NV
                                    89109
                                (801) 420-6400
                            (Address and telephone
                        number of principal executive
                            offices and principal
                              place of business)
                          -------------------------
                         John Chris Kirch, President,
                           Chief Executive Officer
                               Zurickirch Corp.
                   3960 Howard Hughes Parkway, Fifth Floor
                                Las Vegas, NV
                                    89109
                                (801) 420-6400
                              (Name, address and
                        telephone number of agent for
                                   service)

                                  Copies to:
                             Amy L. Clayton, Esq.
                       6337 So. Highland Dr. Suite 220
                             Salt Lake City, Utah
                                    84121
                                (801) 550-1018
                              Fax (801) 944-1268
                            ----------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /__/

                       CALCULATION OF REGISTRATION FEE
                      ---------------------------------
  Title of
Each Class                                      Proposed
    of                          Proposed        Maximum
Securities       Amount to      Offering        Aggregate      Amount of
   to be            be          Price per       Offering       Registra-
Registered      Registered      Share           Price          tion Fee
-----------------------------------------------------------------------------
Common          2,395,000        $.10 per       $239,500       $ 26.40
Stock,           shares           share
$0.001 par
value

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                                  PROSPECTUS

                              Zurickirch  Corp.
                   3960 Howard Hughes Parkway, Fifth Floor
                             Las Vegas, NV 89109

    Zurickirch is offering 1,000,000 shares at $.10 per share and selling shareholders are offering 1,395,000 shares at $.10 per share

                                 Common Stock

     This is Zurickirch's initial public offering. This is a best efforts offering with no minimum. The price was arbitrarily determined by us which is
$.10 per share.     90 days after the date of this prospectus the offering
will close unless extended for 90 days in the discretion of the company.
To purchase shares in this offering, you must purchase at least 100 shares. There is currently no market for the stock.

     Investing in our common stock involves risks which are described in the "Risk Factors" section on pages 5-7 of this prospectus.



                                                   Per share    Total
                                                   ---------    ---------
   Public offering price per share..............   $  0.10      $ 100,000
   Commissions per share........................   $     0      $       0
   Proceeds to the Company......................   $  0.10      $ 100,000



     The date of this prospectus is _____________, 2001

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              Table of Contents
                              ------------------

Section                                                                  Page
--------                                                                 ----

Prospectus summary ....................................................... 5
Risk factors ............................................................  5
Forward-looking statements ............................................... 7
Use of proceeds .......................................................... 7
Dilution ................................................................. 8
Principal Stockholders  ..................................................10
Selling Shareholders .................................................... 11
Relationship of Selling Shareholders to the Company ..................... 11
Plan of Distribution .................................................... 12
Legal proceedings ........................................................14
Management................................................................14
Directors, Executive Officers, Promoters and Control Persons .............16
Description of Securities.................................................18
Experts Named in Registration Statement...................................21
Disclosure of Commission Position On Indemnification for
Securities Act Liabilities ...............................................21
Organization Within the Last Five Years ................................. 22
Description of Business.................................................. 22
Management's Discussion and Analysis of Plan of Operation ................27
Description of Property...................................................31
Certain Relationships and Related Party Transactions .....................32
Market for Common Equity and Related Stockholder Matters .................33
Executive compensation ...................................................33
Financial statements......................................................35
Changes in and Disagreements with Accounts............................... 35

                              Prospectus Summary

Our Business

     We are engaged for the purpose of designing and selling natural health and nutritional products in Holladay, Utah.

Corporate information

     Our principal executive offices are located at 3960 Howard Hughes Parkway, Fifth Floor, Las Vegas, NV 89109. Our telephone is (801)420-6400.


The Offering

     Common stock offered by us:          1,000,000 shares no minimum
     Common stock offered by
     Selling shareholders:                1,395,000 shares

     Common stock to be outstanding
          after the offering
          assuming 50% subscription:      5,395,000 shares

          assuming 100% subscription:     5,895,000 shares maximum

         Use of proceeds: - for health products manufacturing

                          - for purchase of necessary equipment
                            and personal property;

                          - for sales and marketing expenses;

                          - for rent;

                          - for product inventory;

                          - for possible new product acquisitions; and

                          - for working capital.

     The information described above is based on the shares outstanding as of December 31, 2000.

     References in this prospectus to we, our and us refer to Zurickirch
Corp.

                                 Risk Factors

We Are a Recently Formed Company With No Revenues and Anticipate Losses for the Foreseeable Future

     The company was originally incorporated in the State of Nevada on May 9, 1997. It will be difficult for you to evaluate an investment in our common stock. Neither of our directors and officers of our present management has had prior experience in managing or operating a health and nutritional products business as we propose to do. We intend to locate and hire one or more managers with significant prior experience. We believe that having experienced managers will assist the business in running more efficiently and in attracting and retaining customers. We currently have no commitment to hire any experienced managers, but we believe that persons with prior management experience may be located and hired in the area. Our directors and officers will only devote part time efforts to this business due to other business interests they have. We have no operating history. We have no customers as yet, and we will not have any customers until the proposed health product formulas are manufactured, labeled and available for us to sell. We have had no revenue to date.

    This is a No Minimum Offering With No Commitments and No Escrow of
Proceeds

         The company is solely dependent upon proceeds of this offering and the amount of funding from this offering is uncertain. Actual funding could be substantially less than the maximum and could be only nominal in amount. In the event that funding from this offering is inadequate there is a high risk that you could lose all of your investment.

We Will Need Additional Financing to Implement Our Business Plan and Such Financing May Be Unavailable or Too Costly for the Company

     The time frame for implementation of our business plan is six to twelve months. We believe the amount of funds needed for this period will be $50,000 to $100,000 which will be determined by the success and aggressiveness of our test marketing plans. While we anticipate that our source of funds will come from our public offering, if these funds are insufficient we may have to rely
on debt financing as well to supplement our plans.     The company currently
has no arrangements for debt financing, and therefore, if this offering does not provide adequate funding and no debt financing is arranged the company will not be able to operate or continue in business.

Our Independent Auditor Has Expressed Doubt Concerning Our Ability to Continue as a Going Concern

     Unless we raise additional capital to address this problem we may be unable to continue in business. As disclosed in Note 4 to our financial statements included in this prospectus, we do not have an established source of revenues sufficient to cover our operating costs to allow us to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to complete this offering successfully and/or to raise additional capital through other means.

    The Current Officers and Directors of the Company Have No Prior Experience in Conducting the Proposed Business

         While the officers and directors of this company have many years of practical business experience in a variety of areas they specifically have no experience conducting health and nutritional business operations. Upon adequate funding the company plans to hire management experts in this field, but without such funding the company will not be able to do so. Without experienced professionals this business will be at a high risk of failure.

Investors Must Rely on the Current Officers and Directors for All Management Decisions as They Will Control the Majority of the Stock After the Offering and Will Only Spend a Limited Amount of Time on the Company Business

     The amount of time which our officers and directors will devote to our business will be limited initially to five to ten hours per week depending on the growth of the operations. Our directors and officers also serve as officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses. Thus, there exists potential conflicts of interest including, among other things, time, effort and corporate opportunity involved in participation with such other business entities. It is not anticipated that any of such other business interests will be ones that are, or will be, in competition with us.

    The Company Currently Has No Contracts With Manufacturers

        While the company has made numerous inquiries into product manufacturing facilities, contract terms and conditions we currently have no contracts with manufacturers. In our discussions with manufacturers we have found that pricing is based on quantities and quality of products made, and availability of raw materials. Product storage, Additionally, packaging and shipping costs could vary greatly depending of available funds. Without adequate funding manufacturing expenses could be cost prohibitive and render us incapable of operating our business activities.

    No Market May Develop For Our Securities and Investors Would Be Unable to Sell Their Securities

         No assurance can be given that we will be able to successfully complete this initial public offering of our common stock and develop and sustain a public market for our common stock. In the event there is no market for our shares, you could suffer a total loss of all monies paid to us for our shares.

                          Forward-Looking Statements

     Many statements made in this prospectus under the captions prospectus summary, risk factors, management's discussion and analysis or plan of operations, business and elsewhere are forward-looking statements that are not based on historical facts, and the rules and laws cited do not apply to this offering. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those discussed under risk factors.

     The forward-looking statements made in this prospectus are based on events through the date on which the statements are made.

                               Use of Proceeds

     We will not be receiving any of the proceeds associated with the sale of shares by the selling security holders but will receive the funds from the sale of shares to the new security holders. It is possible that no proceeds may be realized from this offering.

     The net proceeds to be realized by us from this offering, after deducting estimated commissions and offering related expenses of $10,000 is approximately $0 if 10% of the offering shares are sold, $40,000 if 50% of the offering shares are sold and $90,000 if 100% of the offering shares are sold. This estimate is based on an assumed initial public offering price of $0.10 per share. Assuming that 10%, 50% or 100% of all 1,000,000 shares being offered by the company are sold in this Offering, we intend to use the proceeds from this Offering as follows:

                           Table of Use of Proceeds

                                      Assumes       Assumes       Assumes
                                      10% of        25% of        100% of
                                      Offering      Offering      Offering
                                      --------      --------      ---------

Total Proceeds                        $ 10,000      $ 25,000      $ 100,000


Less:
     Offering Expenses                $ 10,000      $ 10,000      $  10,000

Net Proceeds from
 Offering Available                   $      0      $ 15,000      $  90,000

product manufacturing
    and supplies,                     $      0      $  5,000      $  45,000
working capital
    and office equipment              $      0      $  5,000      $  20,000
sales and marketing
    expenditures                      $      0      $  5,000      $  25,000

                                      ========      ========      =========
                                      $      0      $ 15,000      $ 90,000


     We intend on issuing a sufficient number of shares so as to raise sufficient funds to be able to fund such projects, or acquire such products and services, as may be identified as meeting the strategic objectives of the company. For the time being, this will involve raising the funds required in order to manufacture products, make sales, and pay the costs associated with this offering. Thereafter, it will be necessary to raise additional capital to properly market the company's products before the company becomes self-sustaining.

     The working capital reserve may be used for general corporate purposes to operate, manage and maintain our nutritional business.

     The amounts set forth in the use of proceeds table merely indicate the proposed use of proceeds, and actual expenditures may vary substantially from these estimates depending upon market and economic conditions once operations are commenced. We may, in the future, seek additional funds through loans or other financing arrangements.

     We presently do not pay our officers and directors any amount of salary. In the event we are successful in completing this offering, we propose to then begin paying our officers approximately $35.00 per hour for future services while they work part time for us. Any full time employees, including officers if they work full time, will be paid salaries competitive in the industry, subject to our ability to do so.

                                   Dilution

     As of the date of this offering, we had 4,895,000 shares issued and outstanding and a net tangible book value of $16,039 or $0 per share.

     The proceeds from the sale of shares will vary depending on the total number of shares sold.

     If all 1,000,000 shares are sold, there would be a total of 5,895,000 shares issued and outstanding. If the maximum 1,000,000 shares are sold for the company, the net proceeds to us after deducting offering costs of $10,000 would be $90,000. Adding the net proceeds to the net tangible book value, the total net tangible book value of Zurickirch Corp. would be $106,039. Dividing the net worth of Zurickirch Corp. by the number of shares outstanding discloses a per share book value of approximately $0.02 per share. Therefore, the shareholders who purchased pursuant to the offering will suffer an immediate dilution in the book value of their shares of approximately $0.08 or approximately 80.0% and the present shareholders will receive an immediate book value increase of approximately $0.02 per share.

          Offering price per share                          $0.10
            before deduction of operating expense
          Net tangible book value per share                 $0.00
            before the offering
          Net tangible book value per share                 $0.02
            after the offering
          Dilution to new investors                         $0.08
            per share
          Dilution to new investors                          80.0%
            as a percentage

     The percentage of dilution assuming 10% subscription of shares to new investors is 98% and the percentage of dilution assuming 50% subscription of shares to new investors is 91%.

     For purposes of computing dilution in the net tangible book value of our common stock, and for general ownership, control and voting purposes described in this section of the prospectus, all shares are common stock on a 1 for 1 voting share basis. The following table summarizes the comparative ownership and capital contributions of existing common stock shareholders and investors in this offering as of December 31, 2000:

                        Shares  owned     Total consideration   Average
                    --------------------- --------------------  price per
                     Number      %         Amount      %        share
                    ---------- ---------- ----------- --------- ----------
Present
shareholders
 50% of offering    4,895,000   90.80%    $132,260     72.56%    $.02
 Maximum offering   4,895,000   83.03%    $132,260     56.94%    $.02

New investors
 50% 0f offering      500,000    9.20%     $50,000     27.44%    $.10
 Maximum offering   1,000,000   16.97%    $100,000     43.06%    $.10

     The table appearing above has been prepared assuming that none of the present shareholders purchases additional shares in this offering. It assumes that all outstanding shares are common stock.

                            Principal Stockholders

     The following table sets forth information with respect to the beneficial ownership of the company's common stock as of December 31, 2000, and as adjusted to reflect the sale of the shares of common stock offered under this prospectus by:

       * each person who we know owns beneficially more than 5% of our common stock,
       *  each of our directors individually,
       *  each of our executive officers individually and
       *  all of our executive officers and directors as a group.


Type of                                Amount & Nature of       % of Class
Security    Name and Address           Beneficial Ownership   Before & After
                                                                 Offering
---------   -----------------------    --------------------   ------   ------
Common      John Chris Kirch           3,000,000                61%      50%
            3672 E. Cove Point Dr.
            Salt Lake City,
            Utah 84109

Common      Jay W. Kirch                500,000                 10%       8%
            2933 E. Bengal Blvd.
            Holladay, UT
            Utah 84121
----------------------------------------------------------------------------
All officers and directors            3,500,000                 71%      58%
as a group (2 persons)
============================================================================
TOTAL                                 3,500,000                 71%      58%
----------------------------------------------------------------------------


Selling Shareholders

     An aggregate of 1,395,000 shares of common stock may be offered for resale by the selling security holders. These shares of common stock include shares issued to the offering memorandum security holders pursuant to a private placement of shares consummated June 1, 1997, and June 6, 2000.

     There are no material relationships between any of the selling shareholders and the company or any of its predecessors or affiliates, nor have any such material relationships existed within the past three years.

     List of Selling Shareholders
     ----------------------------

     NAME                       ADDRESS                   NUMBER OF  SHARES

     Howard Abrams              Lakewood, CO 80232               250,000
     Gerald Curtis              Denver, CO  80004                240,000
     Matthew Foulger            Lakewood, CO 80228                70,000
     Stephanie Harnicher        Denver, CO  80224                260,000
     Elaine Baer                Salt Lake City, UT 84108          20,000
     David Abrams               Lakewood, CO 80232                70,000
     Lance Musicant             Newport Beach CA 92663            50,000
     Ed Johnson                 Salt Lake City, UT  84101         40,000
     Michael Simmons            Salt Lake City, UT 84103          40,000
     Richard Y. Merrell         Salt Lake City, UT  84108          4,000
     John Shay                  Sylmar, CA  91342                  2,000
     Andy MacDonald             Mesa, AZ  85213                    2,000
     Eric Linford               Farmington, UT  84025              2,000
     Marlin Phil                Safford, AZ  85546                 1,000
     Charles L. Brown           Mesa, AZ  85206                    1,000
     Phyllis P. MacDonald       Provo, UT  84604                   1,000
     Daniel Thomas Duffy.       Mesa, AZ  85202                    1,000
     David Harnicher            Staten Island, NY 10312            1,000
     Elizabeth Cardiello        Staten Island, NY 10312            1,000
     Peter Cardiello            Staten Island, NY 10312            1,000
     John Harnicher             Staten Island, NY 10312            1,000
     Louise Harnicher           Staten Island, NY 10312            1,000
     Lois Statter               Denver, CO  80224                  1,000
     Debbie Leyer               West Jordan, UT  84084             5,000
     Brian Curtis               Denver, CO  80004                 50,000
     Seplin Beatong             Salt Lake, UT  84103               5,000
     Arnetie  Sewell            Salt Lake, UT  84103               5,000
     Kevin Kirch                West Jordan, UT  84084            50,000
     Mike Moss                  Taylorsville, UT  84123           10,000
     Christina Kirch            Salt Lake, UT  84121              10,000
     Marvin Taylor              Bountiful, UT  84010              50,000
     Neil Powell                Syracuse, UT                      50,000
     Dan Mylecraine             Salt Lake, UT  84104               5,000
     Brenda Fetrow              Salt Lake, UT  84104               5,000
     Casey Anderson             Salt Lake, UT  84117              10,000
     Ken Barlow                 West Valley City, UT  84119        5,000
     Andrea Barlow              West Valley City, UT  84119        5,000
     Jeff Pixton                Salt Lake City, UT  84105         10,000
     Katherine Anne Mostert     Frisco, CO  80437                 10,000
     Raymond Chavez             Salt Lake City, UT  84121         10,000
     Tammy Chavez               Salt Lake city, UT  84121         10,000
     Ethel Ashworth             Salt Lake City, UT  84121         10,000


Relationship of Selling Shareholders to the Company

     John Chris Kirch is the president and a director of the company. His interests in the company are set forth in the section entitled "Beneficial Ownership of Common Stock." Jay W. Kirch is the secretary and a director of the company. His interests in the company are also set forth in the section entitled "Beneficial Ownership of Common Stock." John Chris Kirch and Jay W. Kirch are brothers.

Shares Eligible for Future Sale

     Currently, Zurickirch has 4,895,000 shares of common stock outstanding, and the company intends to issue another 1,000,000 shares. 1,395,000 shares are intended to be registered pursuant to this registration statement and the 1,000,000 new shares to be issued will be freely transferable without restriction or further registration under the Securities Act.

     The outstanding shares of common stock are restricted securities, as that term is defined in Rule 144 promulgated under the Securities Act, and as such may only be sold pursuant to an effective registration statement under the Securities Act, or in compliance with the exemption provisions of Rule 144 or pursuant to another exemption under the Securities Act.

     In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then-outstanding shares of the issuer's common stock or the average weekly trading volume during the four calendar weeks preceding such sale, provided that certain public information about the issuer as required by Rule 144 is then available and the seller complies with certain other requirements. Affiliates may sell unrestricted securities in compliance with Rule 144 subject to the holding period requirement. A person who is not an affiliate, who has not been an affiliate within three months prior to sale, and who has beneficially owned the restricted securities for at least two years, is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

     Prior to this registration, there has been no public trading market for the common stock and we cannot predict the effect, if any, that public sales of shares of common stock or the availability of shares for sale will have on the market prices of the common stock. Nevertheless, the possibility that a substantial amount of common stock may be sold in the public market may adversely affect prevailing market prices and could impair our ability to raise capital through the sale of its equity securities.

                             Plan of Distribution

Selling the Shares of the Offering

     Zurickirch Corp. will sell shares of its common stock according to this prospectus directly to any and all suitable investors in approved states in which these securities are registered or are exempt from registration. This is a self-underwritten offering with no minimum offering amount of shares. Our officer and director John Chris Kirch will sell the shares. He will not receive commissions or other offering remuneration of any kind for selling shares in this offering.

     Selling shareholders will be selling their shares through broker dealers and the company's market makers. The means and manner of these transactions will be that broker dealers will be required to give their potential purchasers a prospectus whereby the selling shareholders can sell their shares through that broker dealer to his or her interested investors.

     On June 15, 2000 we completed a private placement offering of securities offered and sold in a transaction that was exempt pursuant to a rule or regulation issued under section 3(b) of the 1933 Act. The offering was made pursuant to Regulation D, rule 504, which was adopted pursuant to section 3(b) of the 1933 Act. The current public offering is being registered pursuant to Regulation SB-2.

     Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons according to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, unenforceable.

     In the event a claim for indemnification against such liabilities other than the payment by us of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being sold in this offering, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     John Chris Kirch an officer and director of the company will be selling the offering, through the company's self-underwritten offering. This will be done by virtue of the broker/dealer exemption under rule 3a4-1. No one has committed to purchase or take down any of the shares offered. All proceeds from the sale of the shares will be placed in Wells Fargo Bank at 3300 South 3000 East, Salt Lake City, Utah 84108, no later than noon of the next business day following receipt.

     In order to purchase shares in this offering, you must subscribe to purchase a minimum of at least 100 shares. No maximum purchase amount has been set by us.

     The shares are offered subject to prior sale, when, as, and if delivered to and accepted by us, and subject to approval of some matters by legal counsel. We reserve the right to withdraw, cancel or modify such offer and to reject any offer in whole or in part. Delivery of the shares will be made to investors promptly upon acceptance of cash and the satisfaction of completion of the offering.

The offering price was arbitrarily determined; no public market

     As of the date of this prospectus, there is no public market for our common stock. The offering price of the shares was determined arbitrarily by us. It was not based on any established criteria of value. In determining the offering price and the number of shares to be offered, we considered such factors as our financial condition, our potential for profit and the general condition of the securities market. The offering price of $.10 per share was decided on by us because we believe that the price of $.10 per share will be the easiest price at which to sell the shares.

     The offering price should not be considered an indication of the actual value of us or our shares of common stock. The price bears no relation to our assets, book value, earnings or net worth or any other traditional criterion of value. The price of the common stock that will prevail in any market that develops after the offering may be higher or lower than the price you paid.

     There is also no assurance that an active market will ever develop in our securities. You may not be able to resell any shares you purchased in this offering following this offering.

OTC bulletin board

     We intend to apply to have our shares approved for trading on the OTC bulletin board. We have received verbal assurances from Alpine Securities Corp. of Salt Lake City, Utah that it will act as a market maker in our shares following this offering.

Dividends

     We have never paid dividends on our stock. The board of directors presently intends to pursue a policy of retaining earnings, if any, for use in our operations and to finance expansion of our business. Any declaration and payment of dividends in the future, of which there can be no assurance, will be determined by our board of directors in light of conditions then existing, including our earnings, financial condition, capital requirements and other factors. There are presently no dividends which are accrued or owing with respect to our outstanding stock. No assurance can be given that dividends will ever be declared or paid on our common stock in the future.

How to subscribe

     If you desire to subscribe for shares in this offering, you must complete a subscription agreement and pay the entire subscription amount in wire transferred funds, cash, check or money order upon subscribing. You must deliver the subscription agreement directly to Mr. John Chris Kirch.
Checks must be made payable directly to Zurickirch Corp.

     By signing the subscription agreement you are making a binding offer to buy shares. The subscription agreement also constitutes your agreement to indemnify us against liabilities incurred because of any misstatements and omissions you make in the subscription agreement. All subscriptions are subject to acceptance by us.

     You are urged to consult your own counsel and accountant with respect to the merits of an investment in the shares.

Purchases by Officers, Directors and Principal Shareholders

     Our officers, directors and principal shareholders may not purchase shares being offered according to this prospectus. Moreover, it is not intended that the proceeds from this offering will be utilized, directly or indirectly, to enable anyone, including officers and directors, to purchase the shares offered.

                             Legal Proceedings

     To the knowledge of management, there is no material litigation pending or threatened against Zurickirch Corp. or our management. Further, we are not aware of any material pending or threatened litigation to which we or any of our directors, officers or affiliates are or would be a party.

                                  Management

     All officers of Zurickirch Corp. serve at the pleasure of the board of directors. All officers will hold office until the next annual meeting of the board of directors. There is no person who is expected to make any significant contribution to the business of Zurickirch other than the current officers and directors. We do not have employment agreements with any of our officers or directors.

     The officers and directors of Zurickirch each have over 15 years of management experience in businesses unrelated to the type of business proposed by us. We believe that the diverse areas in which the officers and directors acquired their experience is important in building a well rounded management base. Our management has extensive experience in the following areas:

     - sales;

     - marketing;

     - computer hardware;

     - investment and capital markets;

     - accounting; and

     - operations.

     The officers and directors have spent various amounts of time investigating the health and nutritional supplements business. Their management experience includes real property development, natural resource development, management of a successful start-up pharmaceutical company company, and management of both publicly and privately held companies.

     Following the completion of this offering Mr. John Chris Kirch intends to devote substantially full time efforts to Zurickirch Corp. through the product manufacturing and test marketing phase and through approximately the first six months of operations. He anticipates that he will then reduce his time commitment to Zurickirch Corp. to approximately 20 hours per week. Mr. Jay Kirch intends to devote approximately 25-30 hours per week to Zurickirch Corp. during the product manufacturing and test marketing phase and through the first six month's of operations. He anticipates that his time commitment to Zurickirch Corp. will then decrease to approximately 20 hours per week.

     In the event that our business is successful and we are able to increase the number of sales and products, then Messrs. John Kirch and Jay Kirch may increase their respective time commitments to Zurickirch Corp.

     The following are the names and addresses of the directors and officers of Zurickirch Corp. their positions and offices with the company and their principal occupations during the last five years.

Name and
Municipality of Residence        Office Held          Principal Occupation
-------------------------        -----------          --------------------

John Chris Kirch                 President;           May 1997 to present

Salt Lake City, Utah             Chairman & CEO       President & Director of
                                 and Director         Zurickirch  Corp.

                                                      January 1998 to July
                                                      2000 - Chairman &
                                                      Director of Txon Int.
                                                      Dev. Corp.

                                                      January 1997 to May 1998
                                                      Vice Chairman of Weston
                                                      Hotels and Properties,
                                                      Inc.

                                                      April 1994 to December
                                                      1996 Director of
                                                      Planning for ABT
                                                      Global Pharmaceutical
                                                      Corp. a.k.a.
                                                      Pharmaprint, Inc.

Jay W. Kirch                     Secretary;           March 2000 to present
                                 Treasurer &          Director of Zurickirch
                                 Director             May 1987 to March 2000
                                                      Has been in Commercial
                                                      real estate development
                                                      providing construction
                                                      management services to
                                                      various corporations
                                                      throughout the
                                                      Western United States.

     The following is a brief, but more detailed, description of the background of the key management and directors of Zurickirch:

         Directors, Executive Officers, Promoters and Control Persons

     The company has two Directors and Officers (who are brothers)as follows:

Name                              Age              Positions/Offices Held
------                            ---              ----------------------
John Chris Kirch                   44              Chairman, President
                                                   Director

Jay W. Kirch                       41              Director, Secretary,
                                                   Treasurer

     There are no agreements or understandings for any officer of director to resign at the request of another person and the above-named officers and directors are not acting on behalf of, nor will they act at the direction of other person.

     Set forth below are summaries of the business experience of the directors and officers of the company for at least the last five years:

     John Chris Kirch, Chairman of the Board, President, and Director. Mr.

Kirch Age 43, was an original director and officer of the company from its inception in May of 1997, and serves again as an officer and director since the company's reinstatement in March 2000.

     Prior to reinstatement of this company Mr. Kirch had been Chairman of Txon International Development Corporation for the past two years since its inception in January of 1998. This company specialized in providing building and construction services to expanding corporations. Mr. Kirch's main role in this company was to facilitate the company's funding needs and promotional requirements until his resignation in June 2000.

     Beginning in January of 1997, Mr. Kirch spent time working on business expansion plans with Weston Hotels and Properties, Inc., and Weston Caribbean Corp. the original name of this company until May of 1998 when due to lack of funding Mr. Kirch ceased pursuing both Weston Hotels and properties, Inc. and Weston Caribbean Corp. During this time there was also an overlapping period from January 1998 to May 1998 when Mr. Kirch served as an officer and director of both of the Weston companies and Txon International Development Corporation.

     From April of 1994 to December of 1996 Mr. Kirch was a cofounder and director of planning ABT Global Pharmaceutical Corporation. His specific role in this start up and development stage company was to prepare its initial business plan and arrange for start-up funding for the corporation through a private placement offering.

Jay W. Kirch,    Secretary/Treasurer of the Corporation. Mr. Kirch has been a director since March 1, 2000.

     Prior to becoming an officer and director of this company, Mr. Jay W. Kirch has had multi-disciplined professional expertise which stems from his own business as a managing engineer in the building, development, and construction industry for over 13 years. Since 1987, as a contract manager, he has facilitated the start-up marketing, accounting, financial reporting and daily operation of an entrepreneurial business, which has provided project development and management services through-out the Western United States.

     Mr. Jay W. Kirch has provided management services for local and national corporate clients, while developing interpersonal networks to expedite contract demands. He has specialized in analyzing feasibility studies with long-term investment planning for capital projects, as well as responsibility for stewardship of schedules, budgets, and reporting. Mr. Kirch has served many times as a key liaison for planned residential developments with supporting infrastructure, and utilities management.

     The term of office for each director is one year, or until his successor is elected and qualified at the company's annual meeting of shareholders, subject to ratification by the shareholders. The term of office for each officer is one year or until a successor is elected and qualified and is subject to removal by the board.

     No officer or director of the company has been the subject of any order, judgment, or decree of any court of competent jurisdiction, of any regulatory agency enjoining him from acting as an investment advisor, underwriter, broker, or dealer in the securities, or as an affiliated person, director, or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with the purchase or sale of any securities nor has any person been the subject of any order of a state authority barring or suspending for more than sixty days, the right of such person to be engaged in such activities or to be associated with such activities. No officer or director of the company has been convicted in any criminal proceedings (excluding traffic violations) or the subject of a criminal proceeding which is presently pending.

                          Description of Securities

General

     As of the date of this prospectus, Zurickirch is authorized to issue 50,000,000 shares of common stock with a par value of $.001 (the " Zurickirch Shares"). There are 4,895,000 shares of common stock issued and outstanding. All shares when issued will be fully paid and non-assessable. In connection with this offering, the board of directors has authorized the issuance of up to 1,000,000 shares to be issued to new investors.

     The following is a general description of the material rights, privileges, restrictions and conditions attached to each class of shares:

     Subject to the provisions of the Nevada Corporations Code, the holders of the Zurickirch Shares are entitled to receive notice of, to attend and vote at all meetings of the shareholders of Zurickirch (other than meetings of a class or series of shares other than the Zurickirch Shares as such) and are entitled to one vote for each Zurickirch Share held, except as required by law.

     Subject to the payment of preferred rights attaching to any other class or series of shares of Zurickirch, the holders of the Zurickirch Shares are entitled to receive, if, as and when declared by the directors of Zurickirch, dividends in such amount and payable on such date as may be determined from time to time by the directors of Zurickirch. Subject to the preferential rights attaching to any other class or series of shares of Zurickirch, if any, on the liquidation, dissolution or winding-up of Zurickirch, or any other distribution of the assets of Zurickirch among its shareholders for the purpose of winding-up its affairs, the holders of the Zurickirch shares shall be entitled to share, on a per share basis, the remaining property and assets of Zurickirch Corp.

Dividends

     Holders of common stock will be entitled to receive, when, as and if declared by the board of directors out of legally available funds, cash dividends. The common stock will not have priority as to dividends over any other series or class of the company's stock that ranks senior as to dividends to the common stock.

Voting Rights

     Holders of common stock shall have the right to one vote per share upon all matters presented for the vote of holders of the common stock.

Anti-takeover Effects of Various Provisions of Nevada Law

     Upon the closing of this offering, we will be subject to the provisions of Section 438 of the Nevada General Corporation Law. Subject to specific exceptions, Section 438 prohibits a publicly-held Nevada corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction in which such stockholder became an interested stockholder is approved by the board of directors prior to the date the interested stockholder attained that status;

    Business combinations include mergers, acquisitions, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to various exceptions, an interested stockholder is a person who, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock. The restrictions in this statute could prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts with respect to the company and, therefore, may discourage attempts to acquire us.

Limitations On Liability and Indemnification of Directors and Officers

    Our articles of incorporation contains the following provision with respect to indemnification of our directors and officers:

    The personal liability of the directors of the company is hereby eliminated to the fullest extent permitted by the provisions of Section 78.037 of the General Corporation Law of the State of Nevada, as the same may be amended or supplemented.

    This provision does not eliminate or limit the liability of a director for violating the following:

     - duty of loyalty (which includes a director's obligation to refrain from self dealing with Zurickirch improperly competing with Zurickirch or usurping Zurickirch opportunities);

     - failing to act in good faith;

     - engaging in intentional misconduct or knowingly violating a law;  or

     - participating in the payment of a dividend or a stock repurchase or redemption for himself.

     This provision does not affect any director's liability under federal securities laws or the availability of equitable remedies such as an injunction or rescission for breach of fiduciary duty.

     The company intends to purchase directors' liability insurance for its officers and director at such time as the company has funds to do so. However, there can be no assurance that such insurance will be available to the company at commercially reasonable terms, or at all.

Authorized but Unissued Shares

    The company's authorized but unissued shares of common stock are available for future issuance without stockholder approval. The company may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common ctock and preferred stock could render more difficult or discourage an attempt to obtain control of the company by means of a proxy contest, tender offer, merger or otherwise.

No Market for Our Shares

     As of the date of this prospectus and for the foreseeable future there is no public or private market for our shares. In the event we are successful in raising capital through this offering there will still be only a limited market for our shares. Only in the event that we are successful in making this initial public offering of our common stock do we anticipate that we will ever have any public market for our securities. In the event there is no market for our shares, you could suffer a total loss of all monies paid to us for our shares. No assurance can be given that we will be able to successfully complete this initial public offering of our common stock and develop and sustain a public market for our common stock.

Effect of Penny Stock Reform Act and Rule 15g-9: Possible Inability to Sell Our Securities in Any Secondary Market

     The shares will be subject to the Penny Stock Reform Act.

     * Penny Stock Reform Act. In October 1990 Congress enacted the
Penny Stock Reform Act of 1990 to counter fraudulent practices common in penny stock transactions. Under Rule 3a51-1 of the Exchange Act a security will be defined as a "penny stock" unless it is:

     - listed on approved national securities exchanges;

     - a security registered or approved for registration and traded on a national securities exchange that meets specific guidelines, where the trade is effected through the facilities of that national exchange;

     - a security listed on NASDAQ;

     - a security of an issuer that meets minimum financial requirements; or

     - a security with a price of at least $5.00 per share in the transaction in question or that has a bid quotation, as defined in the Rule, of at least $5.00 per share.

     Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.

     In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. We anticipate that following a successful completion of this offering, our shares of common stock will be subject to the penny stock rules.

     Under the Penny Stock Reform Act, brokers and/or dealers, prior to effecting a transaction in a penny stock, will be required to provide investors with written disclosure documents containing information concerning various aspects involved in the market for penny stocks as well as specific information about the subject security and the transaction involving the purchase and sale of that security. Subsequent to the transaction, the broker will be required to deliver monthly or quarterly statements containing specific information about the subject security. These added disclosure requirements will most likely negatively affect the ability of purchasers herein to sell their securities in any secondary market.

     * Rule 15g-9 promulgated under the Exchange Act imposes additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may also affect the ability of purchasers in this offering to sell their securities in any secondary market.

Possible Issuance of Additional Securities

     We may need additional financing to grow our proposed business. If we are able to raise additional funds and we do so by issuing equity securities, you may experience significant dilution of your ownership interest and holders of the new securities issued may have rights senior to those of the holders of our common stock. If we obtain additional financing by issuing debt securities, the terms of these securities could restrict or prevent us from paying dividends and could limit our flexibility in making business decisions. In this case, the value of your investment could be reduced.

Other Provisions

     The shares of common stock offered by this prospectus when issued, will be duly and validly issued, fully paid and nonassessable.

     You will have no preemptive rights with respect to any shares of our capital stock or any other securities convertible into our common stock or rights or options to purchase any such shares.

                   Experts Named In Registration Statement

     None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of Zurickirch Corp. Further, none of the experts was hired on a contingent basis and none of the experts named herein will receive a direct or indirect interest in Zurickirch Corp.

Counsel to The Issuer With Respect To the Proposed Offering

Amy L. Clayton, Esq.,6337 So. Highland Dr. Suite 220 Salt Lake City, Utah

84121.

          Disclosure of Commission Position On Indemnification for
                         Securities Act Liabilities.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the following provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Zurickirch Corp. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                   Organization Within the Last Five Years

     We are a start-up company and have not yet begun operating activities. As soon as the money from this offering is made available, we expect to make all arrangements necessary so that we can begin and expand our operations.

                           Description of Business

Introduction

     We are a newly formed, developmental stage company, and we have not yet engaged in our proposed business. Although our officers and directors have had no prior experience in our proposed business, they have had experience in numerous unrelated businesses. From their personal experience over the years in the Salt Lake City area with various other companies, management believes that the establishment of a new operation of health and nutritional products through direct and retail marketing may be a successful business venture. A brief discussion of our management's plans follows.

Zurickirch Corp.; its history and organization

     Zurickirch Corp. was originally incorporated in the State of Nevada on May 9, 1997. We intend to operate a health and nutritional supplement business in the Rocky Mountain region, headquartered in Holladay, Utah.

     It is our intention to identify appropriate clientele target markets, and secure product manufacturing commitments following the successful completion of this securities offering. Our proposed business is to operate the sales of specialty health and nutritional products. After this offering has been completed, we believe it will take approximately one or two months to complete product manufacturing contracts, and another approximately four to six months to complete sales test market plans and to hire and train any necessary employees before the business will begin its operations.

     We have had had health and nutritional research specialists design, draft and complete special formulations of our proposed nutritional products.

The plans will be submitted to product manufacturers in Salt Lake City, Utah for review, cost analysis and volume bids.

     The formulation specialists were selected for their extensive background and experience in the health and nutritional industry. Our products were created as a result of the belief by management that a substantial niche market exists in the nutritional supplement industry, for unique and effective products. We believe our natural health and nutritional supplements could offer a better alternative to traditional nutritional supplements currently being produced by providing specialized combinations of nutrients. The company has completed the development of its initial product line, and has established relationships with suppliers of the various nutrients comprising the Zurickirch Health products. The company has established a relationship with a Utah nutritional manufacturer, which will provide the company with packaging, warehousing and distribution services.

Milestones

     Our plan of operation for the next twelve months is to raise funds through the offering, finalize product manufacturing contracts, develop an attractive marketing campaign in order to secure product sales and expand business operations as reasonably practicable. In addition to providing capital to help defray various start-up expenditures, management believes that a principal use of the offering proceeds will be to provide initial working capital necessary for operations until revenues are generated to cover such operating expenditures. In order to achieve satisfactory business operations management is engaging in a number of development stage and preliminary activities. The following table outlines these activities with steps, costs, and funding sources:

      Steps to be taken            Costs      Funding Source
      -----------------            ------     ---------------

      raise funds through          $10,000    Previous private placement
      the offering

      finalize product             $ 1,000    Public Offering
      manufacturing contracts

      develop an attractive        $25,000    Public Offering
      marketing campaign

      Have products manufactured   $45,000    Public Offering
      for test marketing

      expand business operations   $20,000    Public Offering

     The anticipated date of first revenues from these activities is estimated at six months.

     In support of the above mentioned activities over the next several months, we will seek to establish a distributor network with marketing firms involved in the nutritional supplement industry throughout the country. We have also undertaken research efforts to potentially market our products through the internet, with various retail markets, including health food stores, and direct sales through a toll-free number. To date, the company has not generated any revenue. There can be no assurance the company will be successful in any of these efforts. The company is a newly organized corporation, and has no history of operations.

     We do however, believe the growth and vitality of the health and nutritional industry will enhance our growth opportunities and chances for a successful sales operation. We believe that as population grows there is additional economic room for competing businesses to enter the market. There is no guarantee that current growth rates will continue. They may decline without warning.

     We believe that the Rocky Mountain region has and will continue to be a good location for the successful operation of a health and nutritional product business. The officers and directors of Zurickirch Corp. have substantial business contacts in the industry and believe that this will aid us in our business efforts.

     If the maximum offering is completed, the company believes it will have sufficient funding to satisfy the company's cash requirements for the next twelve (12) months. However, even if the offering is sold, the company may need to seek additional debt or equity capital to meet its cash requirements, unless net revenue from sales of products generates sufficient capital. There can be absolutely no assurance that revenue from operations will provide the company with funds sufficient to meet the company's cash requirements.

Industry and Market Overview

     We believe that more and more consumers appear to want safer, natural alternatives to the traditional prescription medications and their many unwanted side-effects. We also believe that because of the consumers' desire for safer, naturally effective alternatives, we may be able to compete in this industry by offering unique, safe and effective health and nutritional supplements within the framework of specific health modalities and complete nutritional programs.

     Although the company has not conducted any formal market studies or analyses of the nutritional supplement and the over-the-counter medicine industry in undertaking its business, management believes a few trends are apparent.

     First, the type and range of nutritional supplements have expanded considerably over the past several years as new research and new technologies have created new methods of preparing natural medicines and nutritional supplements. Consequently, management believes that alternatives to traditional prescription medications and one-a-day type of vitamins have, in large part, driven the industry's growth in recent years.

     Secondly, the nutritional supplement industry, in general, has enjoyed over twenty consecutive years of growth, notwithstanding a number of business cycles during such period, and it appears that it will continue to grow. The nutritional supplement industry does not appear to be impacted as significantly by general economic conditions as many other industries, due to their relatively modest cost and safety factors, the opportunity in the industry to diversify in range and non-seasonality, and other factors.

     Thirdly, natural medicines and nutritional supplements have both pre-planned and impulse purchases, thereby creating numerous unique marketing opportunities. Due to the factors described above, management believes that the industry offers potential for both the large-scale producers, and the smaller, niche market producers like the company. The company believes it has an opportunity to address both seasonal and the traditional year around markets, with an emphasis on the uniqueness of its products.

Products

     The company has initially created natural herbal formulas and nutritional supplement formulas in the following categories:

      Weight-loss and fat management.
      Cardiovascular conditions.
      Antioxidant protection.
      Memory enhancement and senility prevention.
      Prostate protection and BHP reversal.
      Impotency reversal and sexual enhancement.
      Detoxification procedures.
      Daily nutritional requirements.

     Additional products and programs, covering a variety of health needs, are planned for future development, and will be introduced into the market as the company's financial situation and operating and marketing results dictate.

Manufacturing

     We plan to have all manufacturing done in the local facilities of various contract manufacturing companies. These contract manufacturers do not make and distribute their own line of nutritional supplements. Rather, their entire business is manufacturing products for other nutritional marketing companies under each of their client's private labels. Agreements have been discussed with some of these contract facilities to produce our Company's nutritional supplements according to our exact specifications. Lead-time for the delivery of our product orders will vary with each of these manufacturers depending upon certain factors. In order to protect us from ever running out of products, we have found out-of-state manufacturing facilities as well who have said they will be willing to enter into manufacturing agreements with us on a product by product basis. In all cases pricing will be based on quantities of products made, and availability of raw materials.

     Once our products have been manufactured, we will rent storage space from our manufacturers, who are also able to do packaging and direct shipping to our customers in our behalf.

Operations

     The Company will initially do all administration out of our existing office space and outsource all other operations. If our test marketing plans are successful we will move into a moderately sized facility that will include three to five sales, and administrative employees, along with additional office space for computers, telephone order taking and general business practices. We will also add an adequate warehouse and shipping department when viable.

Marketing

     We plan to market our unique line of natural herbal formulas and nutritional supplements through the following distribution methods, as finances will allow:

      We will start with low-cost, local newspaper advertising that will focus on "leader" products that have a wide appeal to virtually all age, income and occupational groups. This is a proven method of advertising that has always had a steady and predicable rate of return. All customers will be entered into our database for future references. On a periodic basis, these customers will be contacted by telephone to determine product satisfaction, answer questions and introduce new products. Interested customers will receive new product brochures through the mail.

      After a sufficient clientele base has been established the company will expand its advertising to include 30 and 60 second commercials with various local TV and Radio stations.

Future Marketing Plans

     We are exploring a number of additional marketing strategies, which we will attempt to implement in the future as finances will allow. Natural herbals and nutritional supplements are popular throughout the world, and international markets offer considerable potential opportunity for future sales. There is no assurance whatever that the company will be successful in entering into any of the markets described above. Due to the company's extremely limited resources, the company will not be able to pursue any of these markets simultaneously without substantial additional capital.

Possible Future Business Expansion

     In the event our initial operations are successful, and provided that we are able to obtain additional required financing, we plan to expand our business.

     We believe we can benefit from economies of scale in purchasing products in volume. We also believe we may benefit from increased brand name recognition and customer loyalty by expanding. Our expansion plan includes utilizing national and international marketing. No assurance can be given that our business will be profitable and that we will be able to expand to additional markets.

     Assuming our proposed business is profitable, and we are able to expand profitability, then our expansion would commence only when we believe such expansion would be appropriate. The factors we deem important in this decision will include, but not be limited to, the following factors:

     - the profitability of our then existing establishment(s);

     - our ability to acquire additional financing needed for expansion;

     - our ability to acquire acceptable manufacturing in suitable site locations;

     - national and regional economic considerations such as interest rates, unemployment rates, population growth and economic health of any and all potential expansion areas.

Capital Requirements for Expansion of Business

     In our discretion, we may seek capital for expansion or other business purposes through different sources including, but not limited to:

     - capital markets in the form of equity financing or debt financing;

     - mergers and/or acquisitions; and

     - strategic relationships with other companies including, but not limited to, our competition.

     We presently have no commitment for any such financing, and we can give no assurance that we will be able to obtain any additional financing.

Competition

     The business in which we will compete is intensely competitive. The company will be competing with large companies in the industry, which have established reputations, name recognition and market share, and the ability to update and expand product lines. Most, if not all, of the companies with which the company will compete, have significantly greater management, marketing, and creative and financial resources. We believe that the larger, established nutritional companies do not enjoy the same advantage in the niche markets in the industry, due to their traditional approach to the market.

     We recognize that we will face substantial competition in establishing our proposed health and nutritional supplements business in the Rocky Mountain region. There are already many well established health and nutritional businesses in Utah alone. We believe however, we will be able to compete successfully. We intend to compete on the basis of price quality of products, and product mix. However there is no guarantee or assurance we will be able to successfully compete or survive financially given the competition that exists, in the health and nutritional supplements environment.

          Management's Discussion and Analysis of Plan of Operation

Overview

     Zurickirch Corp., a development stage company, was originally formed on May 9, 1997, and is now engaged in the health and nutritional supplements business. Specifically, we intend to formulate and sell specialized health and nutritional products beginning in the Salt Lake City, Utah area, and expanding nationally and even internationally. Once this funding is completed Zurickirch Corp. will start marketing and manufacturing activities and commence sales operations of the proposed business.

     We intend to offer our products in an efficient and timely manner to our customers. We intend to offer our customers high quality nutritional products at fair and competitive prices. We intend to compete vigorously in the health and nutritional supplement industry initially within the Salt Lake City area.

Plan of operation

     During the next 12 months, our plan of operation consists of the following:

     - Attempt to raise up to $100,000 in this offering; (three months)

     - Finalize a product manufacturing agreement with a suitable manufacturing company within the area; (one to two months)

     - Begin test and target marketing of products; (two to three months)

     - Hire and train approximately three to five employees; (one to two months)

     - Commence expanding sales and distribution operations;
       (three to six months) and

     - Work towards making the business profitable. (twelve months)

     Accomplishing our 12 month plan of operations is dependent on Zurickirch Corp. being able to raise capital by successfully completing this offering. Becoming profitable will also depend on additional factors, some of which are beyond our control. As of the date of this prospectus we have no commitments for any portion of this offering.

     Our current cash is sufficient to pay all the expenses of this offering.

Management's discussion and analysis of financial condition and results of operation

    Our activities to date have been limited to our formation, product development study, the completion of a private placement of 895,000 shares of our common stock for $128,495 in gross offering proceeds, and the preparation
of this offering.     Product development expenses over the past 12 months
were $54,000 which consisted of research studies, formulation tests and consulting fees. Administrative expenses for the period were $64,626. See the accompanying audited financials "Statement of Operations".

     Liquidity and capital reserves

     Presently our liquid resources are sufficient to pay all of the costs of this offering and some marketing preparations. We are dependent on completing this offering successfully in order to obtain the funding necessary to implement our business plan described above. Our auditors have issued a going concern opinion in Note 4 of our audited financial statements which forms a part of this prospectus, indicating that we do not have an established source of revenues sufficient to cover our operating costs and to allow us to continue as a going concern. It is our intent to complete this offering to provide us with the funds to build and operate a health and nutritional supplements business.

     To the extent we are able to obtain substantial capital for our use and purposes from this offering, we will be able to move out of the planning and pre-implementation stage and proceed with our business plan.

     Our business plan requires substantial funding which we are seeking through this offering. If we successfully complete a partial offering but raise less than the maximum offering, we do not expect to seek debt financing.

     The officers and directors decided at the time of incorporation that Zurickirch Corp. would offer shares of our common stock in an attempt to finance our initial capital needs. We have successfully completed and closed the sale of shares of some common stock as reflected in our financial statements.

     Together with existing funds, the net proceeds from the sale of the offering as outlined within this prospectus, we believe we will have sufficient working capital to meet anticipated capital needs for the next 12 months. After that, additional funds will need to be generated either from internal operations or be obtained from equity or debt financing, for which we have no commitments.

     Since we can provide no assurance that our efforts in this offering will be successful, we intend to actively pursue other financing or funding opportunities. Agreements for these types of financing arrangements will only be entered into if, in our opinion, they provide a less expensive and/or more stable form of financing or funding.

     Employees

     As of the date of this prospectus, we have no full time employees. Our daily business affairs have been carried out by our officers and directors who provide services on a part-time as needed basis. We anticipate that we will begin having full time employees as soon as product manufacturing and test marketing has been achieved, and that it will take approximately three to five full time employees and possibly some part time employees to properly staff the sales and distribution operation once it is completed.

     Revenue

     We have had no revenues from operations. In the event this offering is successful we anticipate we will be able to complete our proposed sales and distribution operation. We do not anticipate generating any revenues, other than nominal interest on our cash balance, until the proposed business operations have commenced.

     Cost of operations

     Our only operating costs to this point in time have been those costs incurred in connection with Zurickirch Corp.'s formation, minimal office and administrative expenses, and the legal, accounting, printing, and related costs associated with our private placement offering and this offering.

     Gross profits

     We have had no revenues and no gross or net profits as of the date of this prospectus.

     Federal, state and local regulations

     There are no special federal, state or local laws regulating the proposed type of general business retailing that we plan to engage in and there are no special licenses or permits required other than a general business license since all product manufacturing will be outsourced to government approved facilities. We intend to apply for a general business license once this offering is complete. We expect our application to be approved.

     General business factors

     We believe that future periods may be impacted by general economic conditions and various competitive factors including competition from other businesses providing similar products. Additionally, results could also be affected in any given period by circumstantial revenue fluctuations, business interruptions or unplanned for costs associated with events outside our control.

     Other considerations that could have potentially significant impacts upon our operations include: delays in product manufacturing, changes in governmental laws or regulations concerning health products, market demand for our products, availability of capital resources and timing of expenditures in anticipation of increased sales, to name a few.

     External factors - competition

     We face significant and formidable competition from other companies engaged in the same type of business. Competitors range from highly organized and well financed national manufacturers and distributors, to single individually owned family enterprises. We face competition with established, financially sound organizations with loyal clientele and name brand recognition.

     There is also no assurance that our proposed products will meet with public acceptance. However, we believe that our proposed business can become successful, and achieve significant name recognition in the local marketplace.

     Considerations potentially impacting the business

     In the event we successfully complete the maximum offering, we will be able to implement our immediate 12 month business plan and we could also seek and consider new opportunities. We would be better positioned to take advantage of any new opportunities as they may arise.

      Other considerations that can have a potentially significant impact on our operations include:

     - inability to attract return customers;

     - changes in governmental regulations;

     - market demand for our proposed products and services;

     - the ability to develop and maintain helpful relationships providing favorable terms and opportunities;

     - the timely availability of capital;

     - financial difficulties;

     - unexpected cancellation of services; and

     - general economic conditions.


     General and administrative

     It is anticipated that our general and administrative costs will consist primarily of expenses associated with developing quality and economical products, and upon completion of the test market phase, costs associated with management of operations of our proposed sales and distribution.

     Provision for income taxes

     No provision, or benefit, for income taxes has been made. In the opinion of management, future benefits arising from utilization of the net loss carry forward cannot be reasonably estimated. No deferred asset has been established.

     Net income (loss) from operations

     From inception through December 31, 2000, we have incurred a net loss from operations of approximately $220,164.00.

     Products

     The company has initially created natural herbal formulas and nutritional supplement formulas in the following categories:

     *     Weight-loss and fat management.
     *     Cardiovascular conditions.
     *     Antioxidant protection.
     *     Memory enhancement and senility prevention.
     *     Prostate protection and BHP reversal.
     *     Impotency reversal and sexual enhancement.
     *     Detoxification procedures.
     *     Daily nutritional requirements.

     These products are expected to be available approximately 90 days from their manufacturing orders depending on the volume and seasonal availability of the ingredients. Additional products and programs, covering a variety of health needs, are planned for future development, and will be introduced into the market as the company's financial situation and operating and marketing results dictate.

                           Description of Property

      Our executive offices are located at 3960 Howard Hughes Parkway, Fifth Floor, Las Vegas Nevada 89109. The telephone number is (801) 420-6400 and facsimile number is (801) 272-1000. The registered and records office of the company is also located at 3960 Howard Hughes Parkway, Fifth Floor, Las Vegas, Nevada, 89109. The executive office is currently being given to the company at no charge during this development stage by our President and as such there are no leases in place. Until such time as it becomes necessary to hire staff, the company does not intend on leasing any further space nor purchasing any property.

             Certain Relationships and Related Party Transactions

Related party transactions

     Office rent

     We currently pay no rent per month for office space due to the space being donated to the company from our president and director of Zurickirch Corp. Our office consists of one room with approximately 120 square feet and a telephone, and access to other common areas which include the use of a fax machine, photocopy machine and conference room. Business expenses represent office supplies as other than this filing the company is currently inactive. The lease arrangement is on a month to month basis. The building in which our office is located is leased to Mr. Kirch for pre-existing business purposes.

     Purchase of Common Stock

     The President of Zurickirch Corp. John Chris Kirch originally acquired 4,000,000 shares of common stock on May 9, 1997 for $4,000, under Regulation D 4(2) an isolated private transaction not involving a public offering. Subsequent to this in February 1998 Mr. Kirch gifted a total of 1,000,000 shares to eight family members and business associates, of which Jay W. Kirch the current secretary and director of the company received 400,000 of the gifted shares. Additionally, Jay W. Kirch purchased 100,000 shares of common stock in a private transaction in February 1998 for which he paid $7,000.

      From May 1997 through February 1998 the company sold common stock to five shareholders in private transactions under regulation D 4(2) receiving $95,700 of which the five shareholders received 460,000 shares of common stock. On September 8, 1998 Stephanie Harnicher one of our private placement subscribers gifted a total of 40,000 shares of her stock to 15 family members and friends.

     Finally on June 7, 2000 in a self underwritten, private placement offering the company issued 435,000 shares of common stock to 20 new shareholders as part of a Regulation D Rule 504 private placement. The price of this private offering was $.10 per share and the company received $43,500. Accordingly, the company filed a form D with the Securities and Exchange Commission on June 6, 2000, which a copy was sent back to our company stamped received on June 12, 2000. Accounting for the fact that five shareholders were both gifted shares and were purchasers of shares, there are now a total of 44 shareholders in the company.

Resolving conflicts of interest

     The board of directors has determined that its directors are to disclose all conflicts of interest and all corporate opportunities to the entire board of directors. Any transaction involving a conflict of interest engaged in by Zurickirch Corp. shall be on terms not less favorable than that which could be obtained from an unrelated third party. A director will only be allowed to pursue a corporate opportunity in the event it is first disclosed to the board of directors and the board determines that Zurickirch Corp. shall not pursue the corporate opportunity.


           Market for Common Equity and Related Stockholder Matters

     At present, our shares are not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. A purchaser of shares may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so when eligible for public resales. Furthermore, the shares are not marginal and it is unlikely that a lending institution would accept the shares as collateral for a loan.

     Pursuant to this registration statement, we propose to publicly offer a maximum of 1,000,000 shares. To date, no shares are subject to outstanding options, warrants to purchase or securities convertible into common stock.
We have agreed to register no shares held by existing security holders for resale.

                            Executive Compensation

Mr. John Chris Kirch and Jay W. Kirch have not received, nor are they projected to receive, any compensation for their services, including their capacities as directors, other than the issuance of the company's common stock as set forth in this document. Should the company become profitable and produce commensurate cash flows from operations and/or through the sale of strategic investments, there may be some level of compensation paid to them, however, this will be subject to approval by the company's board of directors. It is the responsibility of the company's officers and its board of directors to determine the timing of any remuneration for key personnel. Such determination and timing thereof will be based upon such factors as positive cash flow to include equity sales, operating cash flows, capital requirements, and a positive cash flow balance in excess of $12,500 per month. At the time cash flow reaches this point, and appears to be sustainable, the officers and board of directors will again address the compensation of its key personnel and set forth a more formal and complete plan for remuneration in line with operations of the company. At present, the company`s management cannot accurately estimate the point when revenues and operating cash flows will be sufficient enough to implement this compensation plan, nor are they able to estimate the exact amount of compensation at this time. There are no annuity, pension, or retirement benefits proposed to be paid to officers, directors, or employees of the company in the event of retirement at normal date pursuant to any presently existing plan provided or contributed to by the company, or any of its subsidiaries, if any.

Board Committees

     The company's board of directors has periodically met (or acted through unanimous written consent) since the date of incorporation. The company currently has no Board committees.

Certain Transactions

     In June 1997 and again in June of 2000, the company raised $124,000 in private placement transactions through the sale of 895,000 shares of its common stock to the offering memorandum security holders. The company has agreed to allow offering memorandum security holders to offer to sell the 895,000 Shares in this offering. If applicable, the registration period shall commence immediately after the effective date of this registration statement and will expire on the first to occur of three years from the effective date or when the offering memorandum security holders are able to otherwise sell such amount of shares under Rule 144 promulgated under the Securities Act.

Compensation Committee Interlocks and Insider Participation

     Not Applicable.

Conflicts

     Except as disclosed herein, there are no material interests, direct or indirect, of directors, senior officers or any shareholders who beneficially own, directly or indirectly, more than 10% of the outstanding Zurickirch shares or any known associates or affiliates of such persons, in any transaction since incorporation or in any proposed transaction which has materially affected or would materially affect Zurickirch.

     The directors of Zurickirch in the future may be engaged in other projects. conflicts of interest, if any, which may arise will be subject to, and governed by, procedures prescribed by the corporate by-laws, which require a director or officer of a corporation who is a party to, who is a director or an officer of, or who has a material interest with any person who is a party to, a material contract or proposed material contract with the corporation, to disclose his interest and, in the case of directors, to refrain from voting on any matter in respect of such contract unless otherwise permitted under the corporate by-laws.

Option Grants in Last Fiscal Year

     Zurickirch has not granted any options prior to the date of this offering.

Indebtedness of Zurickirch's Directors and Senior Officers

     Since incorporation, no indebtedness has been incurred nor does any indebtedness currently exist between Zurickirch and the directors or officers of Zurickirch Corp. or any of their associates or affiliates.

Employment Agreements

     There are no employment agreements between the issuer and its officers or directors.

2000 Private Placements

     On June 15, 2000, the company completed the sale, in a private placement, of 435,000 shares of common stock for $0.10 per share to OM security holders, for which the company received proceeds of $43,500.00. A portion of the proceeds from that sale will be used to finance the expenses associated with this Offering. These 435,000 shares are included and accounted for in the shares registered hereunder.

Summary Compensation Table

     There were no stock awards, restricted stock awards, stock options, stock appreciation rights, long-term incentive plan compensation or similar rights granted to any of our officers or directors. None of our officers or directors presently holds directly any stock options or stock purchase rights. We have no retirement, pension profit sharing, or other plan covering any of our officers and directors.

Stock Option Plans

     As of the date of this offering, we have no outstanding stock options held directly by our officers or directors, and we have adopted no formal stock option plans for our officers, directors and/or employees. We reserve the right to adopt one or more stock option plans in the future. As of the date of this offering, we have no plans to issue additional shares of our common or preferred stock or options to acquire the same to our officers, directors or their affiliates or associates.

                             Financial Statements

     Our financial statements which consist of balance sheets as of December 31, 2000 (audited) and December 31, 1999 (audited), and statements of operations, stockholders' equity and cash flows from inception on May 9,1997 through December 31, 2000 and accompanying foot notes appear on the following pages.

                Changes in and Disagreements with Accountants

     None.

ANDERSEN ANDERSEN & STRONG, L.C.              941 East 3300 South,Suite202
Certified Public Accountants                  Salt Lake City, Utah 84106
and Business Consultants                      Telephone 801 486-0096
Member SEC Practice Section of the AICPA      Fax 801 486-0098


Board of Directors
ZuricKirch Corp.
Salt Lake City, Utah


              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have audited the accompanying balance sheet of ZuricKirch Corp. (development stage company) at December 31, 2000 and the related statement of operations, stockholders' equity, and cash flows for the the years ended December 31, 2000, and 1999 and the period from May 9, 1997 (date of inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall balance sheet presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ZuricKirch Corp. at December 31, 2000 , and the results of operations, and cash flows for the years ended December 31, 2000, and 1999 and the period from May 9, 1997 (date of inception) to December 31, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the development stage and will need additional working capital to service its debt and for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 4 . These financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                    /s/ Andersen Andersen and Strong
February 20, 2001
Salt Lake City, Utah

                              ZURICKIRCH  CORP.
                         (Development Stage Company)
                                BALANCE SHEETS
                              December 31, 2000

==============================================================================

ASSETS
CURRENT ASSETS

   Cash                                              $        204
                                                     -------------
     Total Current Assets                                     204
                                                     -------------

PROPERTY AND EQUIPMENT - net of accumulated
    depreciation - Note 2                                   4,200
                                                     -------------

                                                     $      4,404
                                                     =============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES

   Notes payable - related parties - Note 3          $     76,475
   Accrued interest payable  - Note 3                       1,538
   Accounts payable                                         2,300
                                                     -------------
     Total Current Liabilities                             80,313
                                                     -------------

STOCKHOLDERS' EQUITY

   Preferred stock
       10,000,000 shares authorized at $0.001 par
       value; none outstanding                                  -
   Common stock
       50,000,000 shares authorized at $0.001 par
       value; 4,895,000 issued and outstanding              4,895

   Capital in excess of par value                         139,360

   Accumulated deficit during  the development stage     (220,164)
                                                     -------------

     Total Stockholders' Deficiency                       (75,909)
                                                     -------------

                                                     $      4,404
                                                     =============







The accompanying notes are an integral part of these financial statements.

                               ZURICKIRCH  CORP.
                         (Development Stage Company)
                            STATEMENT OF OPERATIONS
           For the Years Ended December 31, 2000 and 1999 and the period May 9, 1997 (date of inception) to December 31, 2000

==============================================================================



                                                               Period
                                   Dec 31,       Dec 31,       May 9, 1997
                                   2000          1999          to Dec 31, 2000
                                   ------------- ------------- ---------------
REVENUES                           $          -  $          -  $            -
                                   ------------- ------------- ---------------
EXPENSES

   Product development                   54,000             -          54,000
   Administrative                        64,626             -          64,626
   Interest expense                       1,538             -           1,538
   Depreciation                             300             -             300
                                   ------------- ------------- ---------------
                                        120,464             -         120,464
                                   ------------- ------------- ---------------

NET LOSS FROM OPERATIONS               (120,464)            -        (120,464)

DISCONTINUED OPERATIONS - Note 1

   Loss from abandoned business
    activity                                  -             -         (99,700)
                                   ------------- ------------- ---------------

NET LOSS                           $   (120,464) $          -  $     (220,164)
                                   ============= ============= ===============

NET LOSS PER COMMON SHARE
  Basic                            $      (.026) $          -
                                   ============= =============
AVERAGE OUTSTANDING SHARES
  Basic                               4,713,750     4,460,000
                                   ============= =============



 The accompanying notes are an integral part of these financial statements.

                              ZURICKIRCH  CORP.
                         (Development Stage Company)
                 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
         Period May 9, 1997 (date of inception) to December 31, 2000
=============================================================================

                                                       Capital in
                                     Common Stock      Excess of  Accumulated
                                   Shares      Amount  Par Value  Deficit
                                 ---------- ---------- ---------- -----------
Balance May 9, 1997
 (date of inception)                     -  $       -  $       -  $        -

Issuance of common stock for
 cash at $.001 - May  9, 1997     2,970,000     2,970          -           -

Issuance of common stock for
 services at $.001 -May 9, 1997   1,030,000     1,030          -           -


Issuance of common stock for
 cash at $1.00 - June 5, 1997        50,000        50     49,950           -

Issuance of common stock for
 cash at $.86 - June 5, 1997          9,000         9      7,691           -

Issuance of common stock for
 cash at $1.00 - July 28, 1997        1,000         1        999           -

Issuance of common stock for
 cash at $.10 December 1, 1997      300,000       300     29,700           -

Net operating loss for the period
 ended December 31, 1997                  -         -          -     (82,403)

Issuance of common stock for
 cash at $.07 - February 3, 1998    100,000       100      6,900           -

Net operating loss for the year
 ended December 31, 1998                  -         -          -     (17,297)

Net operating loss for the year
 ended December 31, 1999                  -         -          -           -
                                 ---------- ---------- ---------- -----------
Balance December 31, 1999         4,460,000     4,460     95,240     (99,700)

Issuance of common stock for
 cash at $.10 - May 31, 2000        435,000       435     43,130           -

Contributions to capital by
 officer - expenses                       -         -        990           -

Net operating loss for the year
 ended December 31, 2000                  -         -          -    (120,464)
                                 ---------- ---------- ---------- -----------
Balance December 31, 2000         4,895,000 $   4,895  $ 139,360  $ (220,164)
                                 ========== ========== ========== ===========



The accompanying notes are an integral part of these financial statements.

                              ZURICKIRCH  CORP.
                         (Development Stage Company)
                           STATEMENT OF CASH FLOWS
          For the Years Ended December 31, 2000 and  1999,  and the
         Period May 9, 1997 (date of inception) to December 31, 2000
==============================================================================


                                                                  Period May 9
                                      Dec 31,       Dec 31,       1997 to
                                      2000          1999          Dec 31, 2000
                                      ------------- ------------- ------------
CASH FLOWS FROM OPERATING ACTIVITIES

  Net loss                            $   (120,464) $          -  $  (220,164)

  Adjustments to reconcile net loss
   to net cash provided by operating
   activities

     Changes in accounts payable             3,838             -        3,838
     Common capital stock issued
       for services                              -             -        1,030
     Contribution to capital                   990             -          990
     Depreciation                              300             -          300
                                      ------------- ------------- ------------
         Net Cash From (Used)
          in Operations                   (115,336)            -     (214,006)
                                      ------------- ------------- ------------
CASH FLOWS FROM INVESTING ACTIVITIES

  Purchase office equipment                 (4,500)            -       (4,500)
                                      ------------- ------------- ------------
CASH FLOWS FROM FINANCING ACTIVITIES

  Proceeds from notes payable               76,475             -       76,475
  Proceeds from issuance of
    common stock                            43,565             -      142,235
                                      ------------- ------------- ------------
  Net Increase (Decrease) in Cash              204             -          204

  Cash at Beginning of Period                    -             -            -
                                      ------------- ------------- ------------

  Cash at End of Period               $        204  $          -  $       204
                                      ============= ============= ============


NON CASH FLOWS FROM OPERATING ACTIVITIES

  Issuance of 1,030,000 common shares for services - 1997     $ 1,030
                                                              -------
  Contributions to capital by officer - expenses                  990
                                                              -------

The accompanying notes are an integral part of these financial statements.

                              ZURICKIRCH  CORP.
                         (Development Stage Company)
                        NOTES TO FINANCIAL STATEMENTS
=============================================================================

1.    ORGANIZATION

The Company was incorporated under the laws of the state of Nevada on May 9, 1997 with authorized common stock of 50,000,000 shares with a par value of $.001 and preferred stock of 10,000,000 shares with a par value of $.001 with the name "Weston Caribbean Corp". On March 9, 2000 the name was changed to "Zuric Kirch Acquisitions, Inc." and on April 17, 2000 to "ZuricKirch Corp."

The Company has been in the business of the development of resort properties in the Caribbean however during 1998 the business purpose was changed to the health products industry. The company sustained a loss of $99,700 (with no adjustment for income tax - see note 2) during its investigation of a potential development property in the Caribbean.

The Company is in the development stage.

During May, 2000 the Company completed a private placement offering of 435,000 common shares of its capital stock for cash of $43,565.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods
------------------

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy
---------------

The Company has not yet adopted a policy regarding payment of dividends.

Income Taxes
------------

On December 31, 2000, the Company had a net operating loss carry forward of $220,164. The income tax benefit of $66,049 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax
benefit is undeterminable since the Company has no operations.   The loss
carryover  expires in the years from 2013 through 2021.

Estimates and Assumptions
-------------------------

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

                               ZURICKIRCH  CORP.
                         (Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS - continued
==============================================================================

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basic and Diluted Net Income (Loss) Per Share
---------------------------------------------

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding, after the stock split. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of the preferred share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Property and Equipment
-----------------------

The property and equipment outlined below is depreciated using the straight line method over five years.

        Office furniture and equipment                    $  4,500
        Less Accumulated Depreciation                          300
                                                          ---------
                  Net                                        4,200
                                                          ---------

Comprehensive Income
--------------------

The Company adopted Statement of Financial Accounting Standards No. 130. The adoption of this standard had no impact on the total stockholder's equity.

Recent Accounting Pronouncements
--------------------------------

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

Financial Instruments
---------------------

The carrying amounts of financial instruments,  including cash and accounts
payable,   are considered by management to be their estimated fair values.

3.  RELATED PARTY TRANSACTIONS

Related parties have acquired 81% of the common stock issued by the Company.

During September and October 2000 related parties advanced $76,475 to the Company for 8% interest bearing, demand, notes payable. Interest payable has been accrued.

An officer of the Company has furnished office space, at no charge, for six months at $165 per month, which is considered to be the fair value. The amount of $990 has been recognized as a contribution to capital.

                              ZURICKIRCH  CORP.
                         (Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS - continued
=============================================================================

4.  GOING CONCERN

The Company does not have sufficient working capital to service its debt and to develop the products for the health care field, however, the management has developed a strategy to obtain the additional working capital needed through additional equity funding and long term debt which will enable the Company to conduct operations for the coming year.

Inside back cover page of prospectus


                             Additional Information

     We have filed with the Securities and Exchange Commission or SEC, a registration statement on Form SB-2 under the Securities Act of 1933, as amended, (the Securities Act), for the shares of our common stock being offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits. For further information about the company and the common stock being offered, refer to the registration statement and the exhibits thereto. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by that reference.

     A copy of the registration statement and the exhibits may be inspected without charge at the SEC's offices at Judiciary Plaza, 450 Fifth Street, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Public Reference Room of the SEC, Washington, D.C. 20549 upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC- 0330. The SEC maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as this company that file electronically with the SEC. As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC.

     We intend to furnish our stockholders with annual reports containing audited financial statements and with quarterly reports for the first three quarters of each year containing unaudited interim financial information.

Outside back cover page of prospectus


     Until ___________, 2001, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares offered by this prospectus or an offer to sell or a solicitation of an offer to buy the shares in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction




                     ____________________________________






                            Up to 1,000,000 shares

                               Zurickirch Corp.

                                 Common stock

                           ________________________

                                  Prospectus
                           ________________________


                            _______________, 2001



                               Zurickirch Corp.
                   3960 Howard Hughes Parkway, Fifth Floor
                             Las Vegas, NV 89109
                                (801) 420-6400

                                   Part II

Information not required in prospectus


Item 24.  Indemnification of directors and officers.

     The registrant's certificate of incorporation provides that the personal liability of the directors of the registrant shall be limited to the fullest extent permitted by the provisions the General Corporation Law of the State of Nevada. This generally provides that no director shall be liable personally to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, however, the certificate of incorporation does not eliminate the liability of a director for (i) any breach of the director's duty of loyalty to the registrant or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) acts or omissions in respect of unlawful dividend payments or stock redemptions or repurchases; or (iv) any transaction from which such director derives improper personal benefit. The effect of this provision is to eliminate the rights of the registrant and its stockholders, through stockholder's derivatives suits on behalf of the registrant, to recover monetary damages against a director for breach of his or her fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except in the situations described in clauses (i) through (iv) above. The limitations summarized above, however, do not affect the ability of the registrant or its stockholders to seek nonmonetary remedies, such as injunction or rescission, against a director for breach of his or her fiduciary duty. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers, or persons controlling the registrant according to the provisions described above, the registrant has been informed that in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the Securities Act and is, unenforceable.

     In addition, the certificate of incorporation of the registrant provides that the registrant shall, indemnify all persons whom it may indemnify according to Nevada Law, permits a company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer of director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     The registrant's certificate of incorporation, as amended (the "Charter"), provides that the registrant shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was or has agreed to become a director or officer of the registrant, or is serving at the request of the registrant as director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, provided that with respect to any action, suit or proceeding initiated by a director or officer, the registrant shall indemnify such director or officer only if the action, suit or proceeding was authorized by the registrant's board of directors or is a suit for enforcement of rights to indemnification or advancement of expenses in accordance with the procedure prescribed in the Charter. The Charter also provides that the expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the registrant as they are incurred and in advance of the final disposition of the action, suit or proceeding, provided that if applicable law so requires, the advance payment of expenses shall be made only upon receipt by the registrant of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer is not entitled to be indemnified for such expenses under the Charter.

     The registrant currently maintains no director's and officer's insurance policy or any liability insurance concerning its officers and directors.

ITEM 25.  Other Expenses of Issuance of and Distribution.

     The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by the company. All amounts are estimates, other than the Securities and Exchange Commission registration fee, and the National Association of Securities Dealers, Inc. fee.

Securities and Exchange Commission registration fee.............. $  26.40

    National Association of Securities Dealers, Inc. fee......... $1000.00
     Accounting fees and expenses................................ $2000.00
     Legal fees.................................................. $3000.00
     Director and officer insurance expenses..................... $1000.00
     Printing and engraving ..................................... $1000.00
     Transfer agent and registrar fees and....................... $   0.00
     Blue Sky fees and expenses (including counsel fees)......... $1000.00
     Miscellaneous expenses..........  .......................... $ 973.60

               Total......................................... ..$10,000.00

Item 26. Recent Sales of Securities.

    Zurickirch Corp. engaged in two offerings of securities prior to filing this registration statement. The first offering took place between May 9, 1997 and June 30, 1997 and May 1, 2000 and June 15, 2000, and involved the sale of 460,000 shares of common stock in 1997 in connection with the organization of Zurickirch Corp. and 435,000 shares 1n 2000 in a private placement offering. These shares were sold to the following persons:

Founders shares originally purchased by John Chris Kirch:

      4,000,000 shares of common stock purchased by John Chris Kirch of which 400,000 shares were subsequently gifted to Jay W. Kirch
        200,000 shares were subsequently gifted to Howard Abrams
        140,000 shares were subsequently gifted to Gerald Curtis
         60,000 shares were subsequently gifted to Matthew Foulger
         70,000 shares were subsequently gifted to David Abrams
         50,000 shares were subsequently gifted to Lance Musicant
         40,000 shares were subsequently gifted to Ed Johnson and 40,000 shares were subsequently gifted to Michael Simmons

    In the first private placement offering, Zurickirch Corp. sold 460,000 shares to 5 persons who are accredited investors between May 9, 1997 and June 30, 1997. These shares were sold in reliance on Section 4(2) of the Securities Act of 1933, and were appropriately restricted as to transfer. Subsequent to this some of this stock was gifted to 20 family members and friends in isolated private transactions.

     In Zurickirch Corp.'s second private placement offering, Zurickirch Corp. sold 435,000 shares of its common stock to a total of 21 persons who paid $0.10 per share, or $43,500 total, in cash to Zurickirch Corp.

    With respect to the sales made in the private placement, Zurickirch Corp. relied on Rule 504 of Federal Regulation D. No advertising or general solicitation was employed in offering the shares. The securities were sold to accredited investors and non-accredited investors. All non-accredited investors who purchased in the offering are sophisticated investors. Both accredited and non-accredited investors received a copy of Zurickirch Corp.'s detailed private placement memorandum dated May 1, 2000. The securities were offered for investment purposes only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted by Zurickirch Corp.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A)  EXHIBITS

Exhibit
Number              Description

3.1*                Articles of Incorporation
3.2*                By-laws
5.1**               Opinion of Amy L. Clayton, Esq.
23.1***             Consent of Andersen, Andersen & Strong, L.C.
23.2**              Consent of Amy L. Clayton, Esq. (contained in Exhibit 5)
24.1*               Power of attorney (included on the Signature Page).

* previously filed with initial filing on form SB-2, August 3, 2000 ** previously filed with the first amended SB-2, September 27, 2000 *** Filed herewith

(b)  Financial statement schedules:

All applicable information is included in the audited financial statements.

Item 28.  Undertakings.

      The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof)which, individually, or in the aggregate, represent a fundamental change in the information set forth in the

Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate Offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising from the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorize this registration statement to be signed on our behalf by the undersigned, on February 28, 2001.


                                   Zurickirch Corp.

                                   By: /s/ John Chris Kirch
                                       ---------------------------
                                       John Chris Kirch, President,
                                       Chief Executive Officer

                                   By: /s/ Jay W. Kirch
                                       ---------------------------------
                                       Jay W. Kirch, Secretary, Director

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Zurickirch Corp., hereby severally constitute and appoint John Chris Kirch and Jay W. Kirch, and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement and all documents in connection thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


NAME                             TITLE                            DATE

/s/ John Chris Kirch
--------------------
John Chris Kirch                President, Chief Executive     2/28/2001
                                Officer, and Director

/s/ Jay W. Kirch
----------------------
   Jay W. Kirch                 Secretary and Director         2/28/2001